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                                                                  EXHIBIT 21.01


                             LIST OF SUBSIDIARIES




NAME                                  JURISDICTION OF INCORPORATION
------------------------------        -----------------------------------------

The McKinley Group                    Delaware, USA

Excite UK Limited                     United Kingdom